EXHIBIT 99.1

FOR FURTHER INFORMATION:
Michael W. McCarthy
Vice President – Corporate Communications
Photronics, Inc.
(203)775-9000
mmccarthy@brk.photronics.com

Press Release

FOR IMMEDIATE RELEASE

Tuesday, August 15, 2006

PHOTRONICS ANNOUNCES THIRD QUARTER RESULTS

BROOKFIELD, Connecticut August 15, 2006 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported fiscal 2006 third quarter and nine month results for the period ended July 30, 2006.

Sales for the quarter were $108.2 million, down 5.9%, compared to $114.9 million for the third quarter of 2005. Semiconductor photomasks accounted for $87.2 million or 80.6% of revenues during the third quarter of fiscal 2006, while sales for flat panel display (FPD) photomask sets accounted for $21.0 million or 19.4%. Net income for the third quarter of fiscal 2006 amounted to $4.6 million, or $0.11 per diluted share, compared to the prior year’s third quarter net income of $14.8 million, or $0.35 per diluted share. Net income for the third quarter of 2006 included a charge of $1.8 million after tax, or $0.04 per diluted share in connection with the Company’s previously disclosed restructuring of its operations in North America.

Sales for the first nine months of 2006 were $339.6 million, up 3.2% from the $329.0 million for the first nine months of fiscal 2005. Semiconductor photomasks accounted for $264.5 million or 77.9% of revenues during the first nine months of fiscal 2006, while sales for FPD photomask sets accounted for $75.1 million or 22.1%. Net income for the first nine months of fiscal 2006 amounted to $19.5 million, or $0.45 per diluted share, compared to the prior year’s first nine months net income of $29.9 million, or $0.77 per diluted share.

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Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com

PHOTRONICS ANNOUNCES THIRD QUARTER RESULTS            PAGE TWO

“As we stated during our conference call on August 1st, a market driven slowdown in our FPD business impacted our performance during the quarter. In the semiconductor business, our performance was largely in line with expectations across all three regions we serve, as the Photronics team continues to execute our strategic plan,” commented Michael J. Luttati, Chief Executive Officer. “We expect conditions in our FPD business to begin improving over the next several months and are already seeing signs of improvement. Furthermore, we were encouraged that even in this difficult environment, Photronics outperformed its competitors, gaining market share by leveraging our unique technology and service leadership advantage. It is this type of performance which illustrates how our global team has embraced the strategic priorities of profitable technology leadership; tighter global integration and market share leadership. We remain committed to achieving these goals.”

A conference call with investors and the media to discuss these results can be accessed by logging onto Photronics’ web site at www.photronics.com, then clicking on the “Conference Calls” button in the top right corner of the home page. The call is scheduled for 8:30 a.m. Eastern Time on Wednesday, August 16th and will be archived for instant replay access until the Company reports its fiscal fourth quarter results after the market closes on Tuesday, December 5, 2006. The live call dial-in number is (212)676-5290.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to the joint venture, the planned fabrication facility, future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; uncertainties with respect to the integration and management of a new joint venture, delays in the construction and equipping of the planned fabrication facility, the ability to transfer licensed applications to other applications, the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

06-25

Photronics, Inc. 15 Secor Road • Brookfield, Connecticut 06804 • (203)775-9000 • www.photronics.com

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 30 2006	July 31 2005	July 30 2006	July 31 2005
Net sales	$108,160	$114,901	$339,579	$328,977
Costs and expenses:
Cost of sales	75,256	75,350	228,685	218,990
Selling, general and administrative	15,524	13,762	46,438	40,001
Research and development	6,741	7,908	22,985	23,803
Consolidation, restructuring and related charges	1,790	—	13,216	—

Operating income	8,849	17,881	28,255	46,183
Other income (expense), net	(1,274)	1,953	4,292	(3,128)

Income before income taxes and minority interest	7,575	19,834	32,547	43,055
Income tax provision	1,692	3,596	9,324	8,048

Income before minority interest	5,883	16,238	23,223	35,007
Minority interest	(1,328)	(1,443)	(3,710)	(5,093)

Net income	$4,555	$14,795	$19,513	$29,914

Earnings per share:
Basic	$0.11	$0.42	$0.47	$0.89

Diluted	$0.11	$0.35	$0.45	$0.77

Weighted average number of common shares outstanding:
Basic	41,383	35,295	41,344	33,605

Diluted	41,735	45,269	51,036	43,320

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	July 30 2006	October 30 2005
Assets
Current assets:
Cash, cash equivalents and short-term investments of $78,594 in 2006 and $90,600 in 2005	$163,833	$286,649
Accounts receivable	80,265	70,006
Inventories	22,984	20,536
Other current assets	10,968	7,144

Total current assets	278,050	384,335

Property, plant and equipment, net	452,211	412,429
Goodwill	133,813	136,334
Investment in joint venture	65,505	—
Technology license and supply agreements	69,000	—
Other assets	20,156	12,631

	$1,018,735	$945,729

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$86,521	$4,813
Accounts payable	46,503	42,923
Other accrued liabilities	47,348	36,042

Total current liabilities	180,372	83,778

Long-term debt	165,186	238,949
Deferred income taxes and other liabilities	25,844	15,310
Minority interest	44,782	45,817

Shareholders’ equity	602,551	561,875

	$1,018,735	$945,729

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	July 30 2006	July 31 2005
Cash flows from operating activities:
Net income	$19,513	$29,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,594	64,406
Restructuring and related charges	13,216	—
Changes in assets and liabilities and other	(20,425)	10,341

Net cash provided by operating activities	79,898	104,661

Cash flows from investing activities:
Purchases of property, plant and equipment	(83,441)	(89,122)
Purchases of short-term investments	(64,983)	(51,951)
Proceeds from sales of short-term investments and other	78,697	54,846
Investment in joint venture, technology and supply agreements	(120,505)	—
Acquisition of additional interest in PK Ltd.	(8,432)	(40,350)

Net cash used in investing activities	(198,664)	(126,577)

Cash flows from financing activities:
Proceeds from (repayment of) long-term debt	7,493	(56,200)
Proceeds from issuance of common stock	1,172	169,556

Net cash provided by financing activities	8,665	113,356

Effect of exchange rate changes on cash flows	(709)	(349)

Net increase (decrease) in cash and cash equivalents	(110,810)	91,091
Cash and cash equivalents, beginning of period	196,049	142,300

Cash and cash equivalents, end of period	$85,239	$233,391

Supplemental disclosure of cash flow information:
Change in accrual for purchases of property, plant and equipment	$12,585	$(14,049)